Exhibit 99

                             SUBSCRIPTION AGREEMENT
                                       FOR
                                  MADERO, INC.

                         COMMON STOCK ($.005 PER SHARE)

Persons interested in purchasing common stock of Madero, Inc. must complete and return this Subscription Agreement along with their check or money order payable to: MADERO, INC. ("the Issuer" and "the Company").

Subject only to acceptance hereof by the Issuer, in its discretion, the undersigned hereby subscribes for the number of common shares and at the aggregate subscription price set forth below.

An accepted copy of this Agreement will be returned to the Subscriber as a receipt, and the physical stock certificate will be delivered to each Investor within thirty (30) days of the Close of this Offering.

SECURITIES OFFERED - The Company is offering a total of 4,320,000 shares of its common stock (par value $.001 per share) at a price of $.005 per share. There is no minimum subscription amount.

SUBSCRIPTION - In connection with this subscription the undersigned hereby subscribes to the number of common shares shown in the following table.

NUMBER OF COMMON SHARES = ___________________

Multiply by Price of Shares x $.005 per Share

Aggregate Subscription Price = $___________________

Check or money order shall be made payable to Madero, Inc.

In connection with this investment in the Company, I represent and warrant as follows:

     a) Prior to tendering payment for the shares, I received a copy of and read your prospectus dated ______________, 2007.

     b) I am a bona fide resident of the state of _________________________ or ______ a non-US resident.

     c) The Issuer and the other purchasers are relying on the truth and accuracy of the declarations, representations and warranties herein made by the undersigned. Accordingly, the foregoing representations and warranties and undertakings are made by the undersigned with the intent that they may be relied upon in determining his/her suitability as a purchaser. Investor agrees that such representations and warranties shall survive the acceptance of Investor as a purchaser.
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Please register the Shares, which I am purchasing in the following name(s):


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As (check one)

   __Individual      __Tenants in Common                  __Existing Partnership
   __Joint Tenants   __Corporation                        __Trust
   __IRA             __Minor with adult custodian under
                       the Uniform Gift to Minors Act

For the person(s) who will be registered shareholder(s):



--------------------------------                --------------------------------
Signature of Subscriber                         Signature of Co-Subscriber

--------------------------------                --------------------------------
Name of Subscriber (Printed)                    Name of Co-Subscriber (Printed)

--------------------------------                --------------------------------
Address                                         Address of Co-Subscriber

--------------------------------                --------------------------------
Address                                         Address of Co-Subscriber

--------------------------------                --------------------------------
Telephone                                       Telephone of Co-Subscriber

--------------------------------                --------------------------------
Subscriber Tax I.D. or                          Co-Subscriber Tax I.D. or
Social Security Number                          Social Security Number


ACCEPTED BY:  Madero, Inc., a Nevada Corporation



By:                                        Date:
   -----------------------------                --------------------------------
   Officer